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                                                                    EXHIBIT 10.3

                               LOGISTICS.COM, INC.

                          2001 EQUITY COMPENSATION PLAN

         The purpose of the Logistics.com, Inc. 2001 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Logistics.com, Inc. (the "Company") and its affiliates or subsidiaries, (ii) designated employees of entities in which the Company has a greater than 50% ownership interest, (iii) certain advisors and consultants who perform services for the Company, its affiliates or its subsidiaries, and (iv) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of nonqualified options, share appreciation rights, restricted shares, performance shares, dividend equivalent rights and cash awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting both the Company's stockholders and Internet Capital Group, Inc.'s ("ICG") stockholders, and will align the economic interests of the participants with those of the Company's stockholders and ICG's stockholders.

1.       ADMINISTRATION

         (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"). The Committee may consist of two or more persons appointed by the Board, all of whom may be "non-employee directors" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it or the Committee deems appropriate. To the extent that the Board ratifies or approves grants, references in the Plan to the "Committee" shall be deemed to refer to the Board.

         (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) make all determinations with respect to any other matters arising under the Plan.

         (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the

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objectives of the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

2.       GRANTS

         Awards under the Plan may consist of grants of (i) nonqualified options as described in Section 5 ("Nonqualified Options" or "Options"), (ii) stock appreciation rights as described in Section 6 ("SARs"), (iii) restricted shares as described in Section 7 ("Restricted Shares"), (iv) performance shares as described in Section 8 ("Performance Shares"), (v) dividend equivalent rights as described in Section 9 ("Dividend Equivalent Rights"), and (vi) cash awards as described in Section 10 ("Cash Awards") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grant recipients (the "Grantees").

3.       SHARES SUBJECT TO THE PLAN

         (a) Shares Authorized. For purposes of the Plan, a Share means one share of common stock of ICG, par value $0.001. Subject to adjustments as provided in Section 3(b) below, the aggregate number of Shares of ICG that may be issued or transferred under the Plan is 5,000,000 Shares. The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by ICG or the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Restricted Shares or Performance Shares are forfeited, the Shares subject to such Grants shall again be available for purposes of the Plan.

         (b) Adjustments. If there is any change in the number or kind of Shares outstanding (i) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation in which ICG is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares of ICG as a class without ICG's receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off of ICG or ICG's payment of an extraordinary dividend or distribution, the maximum number of Shares available for Grants, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. Any Shares, other securities or other property distributed to a Grantee, or which a Grantee is entitled to receive, in respect of

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Restricted Shares, which are then subject to restrictions imposed by Section 7, by reason of any the events described in clauses (i), (ii), (iii), or (iv) above shall be subject to the restrictions and requirements imposed on such Restricted Shares, including depositing the certificates therefor with the Company and bearing a legend as provided in Section 7(d), unless determined otherwise by the Committee.

4.       ELIGIBILITY FOR PARTICIPATION

         (a) Eligible Persons. All employees of the Company, its parents and its subsidiaries, and entities in which the Company has a greater than 50% ownership interest ("Employees"), including persons who have accepted employment with the Company or any parent or subsidiary, Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors"), shall be eligible to participate in the Plan. Advisors and consultants who perform services to the Company or any of its parents or its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parent or subsidiary, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities. Notwithstanding anything in the Plan to contrary, in no event shall officers and directors of ICG be eligible to receive grants under this Plan.

         (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

5.       OPTIONS

         (a) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

         (b)      Type of Option and Price.

                  (i) All Options shall be Nonqualified Stock Options, which are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may grant Options in accordance with the terms and conditions herein set forth. Nonqualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                  (ii) The purchase price (the "Exercise Price") of Shares subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a Share on the date the Option is granted.

                  (iii) If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the preceding date or, if there were no trades on that date, the latest preceding

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         date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of a Share on the preceding date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the shares have not been traded for 10 trading days.

         (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant.

         (d)      Vesting and Exercisability of Options.

                  (i) Vesting. Options shall vest in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

                  (ii) Exercisability. Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director or Key Advisor to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the original purchase price or (y) the Fair Market Value of the Shares on the date of such repurchase, or to any other restriction the Committee determines to be appropriate.

         (e)      Termination of Employment, Retirement, Disability or Death.

                  (i) Except as provided below and subject to the provisions of the Grant Instrument, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Retirement (as defined below), Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee has such a Termination of Service shall terminate as of such date.

                  (ii) In the event the Grantee has a Termination of Service on account of a termination for Cause by the Company, unless otherwise determined by the Committee

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         (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

                  (iii) In the event the Grantee has a Termination of Service on account of Retirement, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

                  (iv) In the event the Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

                  (v) If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date of such death or Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

                  (vi)     For purposes of Sections 5(e), 6, 7 and 8 of the
         Plan:

                           (A) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or subsidiary corporations. Notwithstanding the foregoing, if the Grantee has an employment

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                  agreement with the Company defining "Cause," then such
                  definition shall supersede the foregoing definition.

                           (B) "Company" shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

                           (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

                           (D)      "Retirement" shall mean a Grantee's
                  Termination of Service with the consent of the Company after the attainment of age 55 and pursuant to the Company's retirement plan.

                           (E) "Termination of Service" shall mean a Grantee's termination of employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of the Plan, cessation of service as an Employee, Key Advisor and member of the Board shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities) unless the Committee determines otherwise.

         (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or by attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee to exercise an Option, the Company may make loans to the Grantee or guarantee loans made by third parties to the Grantee, on such terms and conditions as the Committee may authorize. The Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 12.

6.       STOCK APPRECIATION RIGHTS

         (a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per Share Exercise

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Price of the related Option or, if there is no related Option, the Fair Market
Value of a Share as of the date of grant of the SAR.

         (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares purchased pursuant to an Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

         (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is as an Employee, Key Advisor or member of the Board or during the applicable period after Termination of Service as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an executive officer or director of the Company or any of its subsidiaries who is subject to section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

         (d) Value of SARs. When a Grantee exercises an SAR, the Grantee shall receive in settlement of such SAR an amount, payable in cash, Shares or a combination thereof, as determined by the Committee, equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 6(a).

         (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Shares, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional Share.

7.       RESTRICTED SHARES

         The Committee may issue or transfer Shares to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Shares, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Shares:

         (a) General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on Restricted Shares shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

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         (b)      Number of Shares. The Committee shall determine the number of
Restricted Shares to be issued or transferred and the restrictions applicable to such Grant.

         (c) Requirement of Employment or Service. If the Grantee has a Termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Grantee the lesser of (x) the consideration, if any, paid by the Grantee for such Shares and (y) the Fair Market Value of the Shares as of the date of such Termination of Service. The Committee may, however, provide for complete or partial exceptions to these requirements as it deems appropriate.

         (d) Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares except as permitted under Section 13. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the certificate covering the Restricted Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

         (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

         (f) Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Share Grants, that the restrictions shall lapse without regard to any Restriction Period.

8.       PERFORMANCE SHARES

         (a) General Requirements. The Committee may grant Performance Shares ("Performance Shares") to an Employee or Key Advisor. Each Performance Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Share, if performance goals established by the Committee are met. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date of payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

         (b) Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the performance period during which performance shall

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be measured (the "Performance Period"), performance goals applicable to the
Shares ("Performance Goals"), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating shares, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

         (c) Payment with Respect to Performance Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares. Payments with respect to Performance Shares shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. Any fractional Performance Share shall be paid in cash. Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

         (d) Requirement of Employment or Service. If the Grantee has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (e) Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

         (f) Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee's right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 9, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Performance Share.

9.       DIVIDEND EQUIVALENT RIGHTS

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         (a)      General Requirements. The Committee may grant Dividend
Equivalent Rights to Employees Non-Employee Directors and Key Advisors. Each Dividend Equivalent Right shall represent the right to receive, either credits for or payments of, amounts based on the dividends declared on Shares, to be credited or paid as of the dividend payment dates, during the term of the Dividend Equivalent Right as determined by the Committee.

         (b) Certain Terms. Unless otherwise determined by the Committee, a Dividend Equivalent Right is exercisable or payable only while the Grantee is an Employee, member of the Board or Key Advisor. Payment of the amount determined in accordance with Section 9(a) shall be in cash, in Shares or a combination of the two, as determined by the Committee. The Committee may impose such other terms conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Grant Instrument.

         (c) Dividend Equivalent Right with Other Grants. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Grants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Performance Share, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

         (d) Deferral. The Committee may establish a program under which the payments with respect to Dividend Equivalent Rights may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

10.      CASH AWARDS

         The Committee may grant Cash Awards to Employees, Non-Employee Directors and Key Advisors. The cash payment due upon settlement of a Cash Award shall be based on the attainment of performance goals and shall be subject to such other conditions, restrictions and contingencies as the Committee shall determine as reflected by the terms of the Grant Instrument.

11.      DEFERRALS

         The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Shares, the satisfaction of any requirements or objectives with respect to Performance Shares, or the payment of cash with respect to Cash Awards. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

12.      WITHHOLDING OF TAXES

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         (a)      Required Withholding. The Company shall be entitled to
withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a payment in respect of Performance Shares, Dividend Equivalent Rights or Cash Awards or (iv) any other applicable income recognition event (for example, an election under section 83(b) of the Code). Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options, SARs, Restricted Shares, Performance Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the option or SAR, (ii) the lapsing of restrictions on the Restricted Share (or other income recognition event) or (iii) payments in respect of any Performance Share or Dividend Equivalent Right.

         (b) Election to Withhold Shares. If the Committee so permits, a Grantee may make a written election to satisfy the Company's income tax withholding obligation with respect to an Option, an SAR, Restricted Shares, Performance Shares or Dividend Equivalent Rights paid in Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder). In the event that the Committee permits and Grantee makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise that does not exceed the Grantee's minimum withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

13.      TRANSFERABILITY OF GRANTS

         (a) In General. Except as provided in Section 13(b), only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution, or, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Nonqualified Options to family members or other persons or entities, consistent with applicable securities laws, according to

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

such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

14.      CHANGE OF CONTROL OF THE COMPANY

         (a) Definition. As used herein, a "Change of Control" shall be deemed to have occurred if:

                  (i) The stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for: (A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (B) the sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

                  (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or

                  (iii) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding Shares of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to occur if any entity controlled by ICG subsequently acquires the Company through a merger or sale or other disposition of all or substantially all of the assets of the Company.

         (b) Notice and Termination of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise,
(i) all Options that are not vested and exercisable as of the Change of Control shall automatically terminate at the time of the Change of Control, (ii) all vested and exercisable Options that are not exercised as of the Change of Control shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (iii) all other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent of subsidiary of the surviving corporation). Such termination of Options that are not vested and exercisable shall take place as of the date of the Change of Control or such other date as the Committee may specify.

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

         (c) Other Alternatives. Notwithstanding the foregoing, subject to Section (d) below, in the event of a Change of Control, the Committee may take any, or a combination of any, of the following actions: (i) provide that all outstanding Options and SARs shall automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding Restricted Shares shall immediately lapse, and for Grantees holding Performance Shares, the Grantees will receive a payment in settlement of such Performance Shares, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control; (ii) provide that all outstanding Options and SARs that are not vested and exercisable will be assumed by, or replaced with comparable options or rights by, the surviving corporation if not the Company (or a parent or subsidiary of the surviving corporation if not the Company); or (iii) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable.

         (d)      Committee. The Committee making the determinations under this
Section 14 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of
Section 14(b) above shall apply in the case of such a Change of Control, and the Committee shall not have discretion to vary them.

         (e) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, unless the Committee determines that such action is in the best interests of the Company, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 14(c) above) that would result in adverse accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

15.      PUBLIC OFFERING

         (a) In the event of a Public Offering, unless the Committee determines otherwise, all outstanding Options that are not vested and exercisable as of the date of the Public Offering shall terminate at the time of the Public Offering. Unless the Committee determines otherwise, all vested and exercisable Options and all other Grants (regardless of whether vested and exercisable), shall remain unchanged as a result of the Public Offering.

         (b) For purposes of this Section 15, "Public Offering" shall mean the consummation of the first registered public offering of the common stock of the Company in a firm commitment underwriting.

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

16.      REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

         No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

17.      AMENDMENT AND TERMINATION OF THE PLAN

         (a) Amendment. The Board may amend or terminate the Plan at any time.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

18.      FUNDING OF THE PLAN

         The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

19.      RIGHTS OF PARTICIPANTS

         Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

20.      NO FRACTIONAL SHARES

         No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.      HEADINGS

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

22.      EFFECTIVE DATE OF THE PLAN

         The Plan shall be effective on September 5, 2001, subject to the authorization of Shares for issuance under the Plan by ICG's Board of Directors.

23.      MISCELLANEOUS

         (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted share grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any legal requirement of section 16 of the Exchange Act as set forth in the Plan ceases to be required under section 16 of the Exchange Act, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section 23(b).

         (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

       *           *           *            *           *           *

 Date:September 5, 2001                      LOGISTICS.COM, INC.

                                             By: /s/ John P. Lanigan, Jr.
                                                 ------------------------
                                                   John P. Lanigan, Jr.
                                                   President
Attest:

By: __________________

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